As filed with the Securities and Exchange Commission on July 11, 2001
                           Registration No. 333-48208


              ----------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                       ----------------------------------


                         POST EFFECTIVE AMENDMENT NO. 1
                                       TO
                                   FORM SB-2/A


                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                     ---------------------------------------
                              SWORD COMP-SOFT CORP.
                         (Name of issuer in its charter)



DELAWARE                                  7374                     98-0229951
(State or other                    (Primary Standard            (I.R.S. Employer
jurisdiction of                 Industrial Classification        Identification
incorporation or organization)            Code)                      Number)


4055 ST. CATHERINE STREET WEST
SUITE 133
MONTREAL H3Z 3J8 QUEBEC
(514) 940-1098 CANADA
(Address and telephone number
of registrant's principal executive
offices and principal place of business)

                      ------------------------------------

Approximate date of commencement of proposed sale to public: At the discretion of the selling stockholders.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. [X]

                         CALCULATION OF REGISTRATION FEE

----------------------------------- All in U.S. $ --------------------- -------------------- ------------

Title of Each Class of Securities   Amount To     Proposed Maximum      Proposed Maximum      Amount of
to be                               Be            Offering Price Per    Aggregate Offering   Registration
Registered                          Registered    Security              Price                    Fee
----------------------------------- ------------- --------------------- -------------------- ------------
Common Stock                         25,500,000       $4.00(1)          $102,000,000.00      $30,600.00
----------------------------------- ------------- --------------------- -------------------- ------------

(1) As of the date of the filing there is no market for the registrant's securities. This price represents the price at which the registrant is offering its shares.

Due to the unforeseeable catastrophe on September 11, 2001 and the subsequent closure of public markets as well as the resultant economic turmoil and unsettling market fluctuations, SWORD is extending the offering period until December 10, 2001.

     In accordance with the requirements of the Securities Act, this registration statement or amendment was signed by the following persons in the capacities and on the dates stated:

         SIGNATURE                    TITLE                         DATE


--------------------------
Anthony Ierfino               President, Chief                  October 18, 2001
                              Executive Officer, Director


--------------------------
Leonard B. Stella             Chief Operating Officer,          October 18, 2001
                              Director
                              (principal financial and
                              accounting officer)

--------------------------
Abdulmajid Sharif             Chief Technical Officer,          October 18, 2001
                              Director


--------------------------
Dr. Raafat G. Saade           Vice President and Director       October 18, 2001
                              Data Information